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                                                                  EXHIBIT (j)(1)



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the use in this Post-Effective Amendment No. 50 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 2-90946) on behalf of Eaton Vance Government Obligations Fund of our report dated February 5, 1999, relating to the Fund referenced above and of our report dated February 5, 1999 relating to Government Obligations Portfolio, which reports are included in the Annual Report to Shareholders for the year ended December 31, 1998, which are incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.

     We also consent to the reference to our Firm under the heading "Financial Highlights" in the Prospectus and under the caption "Other Service Providers" in the Statement of Additional Information of the Registration Statement.


                                  /s/ PricewaterhouseCoopers LLP
                                  PRICEWATERHOUSECOOPERS LLP


April 28, 1999
Boston, Massachusetts